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                                                                    Exhibit 10.1


                     [UNITED SHIELDS CORPORATION LETTERHEAD]

September 22, 1997

Mr. Granville G. Valentine, III
President and CEO
R.P. Industries, Inc.
7400 Beaufont Springs Drive, Suite 325
Richmond, VA  23225


Dear Mr. Valentine:

The purpose of this letter is to set forth the terms of the proposed acquisition by United Shields Corporation ("USC") or its designee (in either case, the "Buyer") of the outstanding common stock (the "Stock") of R.P. Industries, Inc. (the "Company"), from the shareholders of the Company (collectively, the "Seller"), or of a merger of the Company into an affiliate of the Buyer.


1.       PURCHASE OF THE STOCK OF THE COMPANY

Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), the Buyer will purchase all of the Stock of the Company for the purchase price described in Section 2, below.


2.       PURCHASE PRICE

The Purchase Price shall be $9,300,000.00, payable as follows:

         (i)      $100,000.00 in cash upon execution of this Letter of Intent;

         (ii) 800,000 shares of the common stock of USC (having an estimated value of $3,200,000.00) upon execution of a definitive Purchase and Sale Agreement (the "Agreement"), which shall take place no later than thirty (30) days following the date hereof;

         (iii) $6,000,000.00 payable upon the consummation of the transaction (the "Closing"), which Closing shall take place on a date no more than ninety (90) days following the date hereof (the "Closing Date"), in cash or by assumption of indebtedness of the Company, or through a combination of cash and assumption of all of the Company's outstanding indebtedness.

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Mr. Granville G. Valentine, III
September 24, 1997
Page 2

Buyer hereby agrees and acknowledges that, in the event that, through no fault or failure of the Seller, either (i) the Agreement has not been executed within thirty (30) days following the execution of this Letter of Intent, or (ii) the proposed transaction is not consummated within ninety (90) days following the execution of this Letter of Intent, or by such date as may be mutually agreed by the parties hereto, Seller will be entitled to terminate this Letter of Intent and retain any amounts of cash or stock which may have been paid by Buyer in accordance with the terms of this Section 2.


3.       REPRESENTATIONS AND WARRANTIES

The Agreement will contain such representations and warranties by Buyer and Seller as are customary in such agreements and which shall survive the Closing for a period of one (1) year. The Agreement shall provide that the each of Seller and Buyer will indemnify and hold harmless the other party from and against any and all damages, expenses or losses resulting from breach of any of the representations and warranties, or of failure to fulfill any covenant, obligation or agreement, to the extent that such damages, expenses or losses exceed $50,000.00.


4.       ACCESS TO BUSINESS RECORDS

From the date hereof, the Company and the Seller shall grant to Buyer and its attorneys, accountants and agents, the right to inspect and copy any books, records, minute books, contracts, agreements, receivables and properties of the Company and to consult with the officers and current shareholders of the Company, attorneys and agents of the Company for the purpose of investigating the business of the Company and determining the accuracy of the representations and warranties to be made in the Agreement.

Buyer hereby acknowledges that, during the course of its due diligence investigation, it will continue to be bound by the terms of the confidentiality agreement executed by Buyer on August 12, 1997, except to the extent that Buyer is required by applicable securities laws to make disclosures concerning the proposed transaction.

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Mr. Granville G. Valentine, III
September 24, 1997
Page 3

5.       CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

In addition to other customary conditions to the obligations of the Buyer and the Seller to close the proposed transaction, such obligation of Buyer to close the transaction shall be contingent upon all of the following:

         (i) Buyer's obtaining satisfactory arrangements for the continued employment of the Company's key employees (such condition to be dependent upon employees' express desire to continue or to join the Company following the Closing);

         (ii) the satisfactory completion of a "due diligence" investigation of the business and assets of the Company, including satisfactory appraisals, environmental reports and engineering reports from persons regularly engaged in rendering such appraisals and reports;

         (iii) Seller's obtaining all consents, permits and waivers (governmental or other) required as a result of the change of ownership of the Company to all leases, contracts, agreements or other matters material to the operation of the business of the Company as such business is now conducted;

         (iv) the absence of any event or condition which would have a material adverse effect on the business, operation or financial condition of the Company;

         (v) review satisfactory to the Buyer of the Company's financial statements, books, records, accounts receivable, inventories and actual and potential liabilities, which may be performed by Buyer's representatives; and

         (vi) maintenance by the Company of net worth of no less than $4,500,000.00;

         (vii)    such other conditions as are stated in the Agreement.


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Mr. Granville G. Valentine, III
September 24, 1997
Page 4

6.       CLOSING

The Closing of the transaction shall occur at a location mutually agreeable to the parties not later than ninety (90) days following the date of acceptance of this Letter of Intent, unless such period is extended by mutual agreement of the parties.


7.       DEFINITIVE PURCHASE AND SALE AGREEMENT

Within 30 days hereof and subject to the terms and conditions of this Letter of Intent, Buyer and Seller will negotiate in good faith a formal Purchase and Sale Agreement. This Letter of Intent is intended to provide a basis for the preparation of the Agreement. Until the Agreement has been prepared and duly authorized and executed by each of the parties, only Sections 2(i), 4, 7 and 9 hereto shall be legally binding upon the parties. Nothing herein shall preclude modification of, or insertion of additional provisions to, this Agreement by either party in keeping with the intent of the parties, the financial terms of the proposed transaction and any information which may be discovered in the due diligence process.

Seller agrees that for a period of ninety (90) days following the date of this letter, Buyer shall have the exclusive right to consummate an acquisition of or merger with the Company, and that Seller will maintain confidentiality with respect to both the terms of the proposed transaction and the identity of the Buyer.


8.       EXPENSES

Each party hereto shall pay its own expenses incurred in connection with the negotiation, due diligence investigation and closing of the proposed transaction, including, but not limited to, legal, accounting, appraisal and brokerage expenses.


9.       CONFIDENTIALITY

Seller and Buyer hereby mutually agree that they will not divulge to any party other than their respective representatives, advisors, investment bankers or lenders any information concerning the proposed transaction or the identity of, or nature of the negotiations with, the other party, other than information which is required to be disclosed under applicable securities laws.

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Mr. Granville G. Valentine, III
September 24, 1997
Page 5


If the foregoing meets with your approval, please so indicated by signing the enclosed copy of this Letter of Intent and returning it to the undersigned.

                                                Very Truly Yours,

                                                UNITED SHIELDS CORPORATION



                                                By:   /s/ T. J. Tully
                                                    ----------------------------
                                                          T. J. Tully, CEO


Agreed and Acknowledged this
22th day of September, 1997

R.P. INDUSTRIES



By:  /s/  Granville G. Valentine, III
    ----------------------------------------------
    Granville G. Valentine, III, President and CEO






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